FILED
PER THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
DEC 23 1993                    ARTICLES OF INCORPORATION
CHERYL A. LAU
SECRETRARY OF STATE                       OF
No17067-93
                                 SPARTA HOLDING CORP.

KNOW ALL MEN BY THESE PRESENTS:

That I, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, relating to the General Corporation Law,

DO HEREBY CERTIFY:

FIRST:  The  name of the  corporation  is  SPARTA  HOLDING  CORP.

SECOND: This corporation is authorized to carry on any lawful business or enterprise.

THIRD: The amount of the total authorized capital stock of this corporation is 2 million Common shares at .01 (penny) par value and 200 Preferred shares at $1.00 par value.

FOURTH: The members of the governing board of this corporation shall be styled directors. The first board of directors shall consist of one member and the name and address is as follows: George R. Hebert 45 Church Street Suite 25 Freeport, NY 11520

FIFTH: The name and address of the incorporator is as follows: Kenneth Hutton 62 White Street New York, NY 10013

SIXTH:  The period of existence of this  corporation  shall be  perpetual.

SEVENTH: The name and address of the Resident Agent of the corporation is as follows:

XL CORPORATE  SERVICES,  INC.
301 West Fourth  Street
Carson City, NV 89703

I, the  undersigned,  for the purpose of forming a  corporation  under the laws of the State of Nevada, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand this 21st day of December 1993.
                                                              /s/ Kenneth Hutton
                                                              ------------------
                                                              Kenneth Hutton
                                                              Incorporator


STATE OF NEW YORK
                                    ss
COUNTY OF NEW YORK

On the 21st day of December, 1993 appeared before me, a Notary Public, executed the above instrument

                                                              Notary Public
                                                              -------------

I hereby accept appointment as Resident Agent of SPARTA HOLDING CORP. and do hereby affix my signature of acceptance on this 21st day of December 1993.

                                                     ----------------------
                                                     XL Corporate Services, Inc.
                                                     By:  Marc Moel
                                                     Assistant Secretary